EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY TO BROADCAST FOURTH QUARTER
EARNINGS CONFERENCE CALL ON THE INTERNET
ON FEBURARY 7, 2006

FOR IMMEDIATE RELEASE	CONTACT: JILL PETERS
(818) 871-3000

          Calabasas Hills, CA – January 24, 2006 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) today announced it will release fourth quarter 2005 financial results after the market close on Tuesday, February 7, 2006.  The Company will hold a conference call the same day, hosted by David Overton, Chairman and CEO, and Michael Dixon, Senior Vice President and CFO, at 2:00 p.m. Pacific Time, which will be broadcast live over the Internet.

          To listen to the conference call, please go to the Company’s website at www.thecheesecakefactory.com at least 15 minutes prior to the call to register and download any necessary audio software.  Click on the “Investors” link and select the “Audio Webcasts” option.  An archive of the webcast will be available shortly after the call and continue through March 6, 2006.

About The Cheesecake Factory

          The Cheesecake Factory Incorporated operates 103 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates seven upscale casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.  For more information about The Cheesecake Factory Incorporated, please visit www.thecheesecakefactory.com.

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The Cheesecake Factory Incorporated
26901 Malibu Hills Road, Calabasas Hills, CA 91301  •  Telephone (818) 871-3000  •  Fax (818) 871-3100